EXHIBIT 10.31

                       THIRD AMENDMENT TO RETAIL-DOMESTIC
                         COLLECTION FACTORING AGREEMENT

           This THIRD AMENDMENT to that certain Retail-Domestic Collection Factoring Agreement ("Amendment") is made and entered into this 24th day of August, 1998 by and between Tropical Sportswear International Corporation ("TSI") and Heller Financial, Inc.
("Heller").

           WHEREAS, Heller and TSI are parties to a certain Retail-Domestic Collection Factoring Agreement with an Effective Date of October 1, 1995, and all amendments thereto (the "Agreement"), and WHEREAS, effective _____, 1997, TSI changed its name to Tropical Sportswear Int'l Corporation ("Client"); and WHEREAS, Heller and TSI have agreed to certain changes in the Agreement; and WHEREAS, the parties desire to amend the Agreement as hereinafter set forth.

           NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.         Definitions.    Capitalized  terms  used  in  the  Agreement,  unless
otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement.

2. Amendments. Subject to the conditions set forth below, the Agreement is amended as follows:

(a) The Agreement and all other documents are amended by deleting Tropical Sportswear International Corporation and inserting the following in lieu thereof:

                      Tropical Sportswear Int'l Corporation

                  All references in the Agreement and all other documents shall mean and include Tropical Sportswear Int'l Corporation.

(b)        Subsection 1.3 is amended as follows:

                  We will assume the Credit Risk on all Approved Accounts, provided, however, that during each Contract Year, liability for the Credit Loss will be shared by you and us as follows: (a) you shall be liable and we shall have recourse against you for that portion of the Credit Loss up to an amount equal to .10% of the Aggregate Net Amount and (b) if the Credit Loss exceeds an amount equal to .10% of the Aggregate Net Amount, we shall be liable for that portion of the Credit Loss in excess of such amount.

                  (c) Subsection 2.2 is amended by deleting the 1st sentence and inserting the following: (The last sentence remains unchanged.)

                  2.2 At the time we purchase an Account, we will charge your account with a factoring commission of .25% of the Net Amount of the Account. Notwithstanding the foregoing, you will pay us a factoring commission of .18% of the Net Amount purchased by us on all sales to WalMart and Sam's Club, provided, however, in the event that we determine that the credit of WalMart or Sam's Club has fallen below 4A2 as published in Dun & Bradstreet then we in our reasonable discretion, increase such commission to .25%.

                  (d)      Section 9 is amended to reflect a new date:

              This Agreement shall continue in full force and effect until September 30, 2001 and shall continue thereafter until terminated by either party giving the other party not less than 30 days prior written notice thereof.

3.        Effectiveness.  This amendment  will become effective as of  September
30, 1998.

4. Corporate Action. The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Client and this Amendment has been duly executed and delivered by Client.

5. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6. References. Any reference to the Agreement contained in any document, instrument or agreement executed in connection with the Agreement, shall be deemed to be a reference to the agreement as modified by this Amendment.

7. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement, and shall not be deemed to be a consent to the modification or waiver of any other term of condition of the Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.


HELLER FINANCIAL, INC.                    TROPICAL SPORTSWEAR INT'L CORPORATION


By:        /s/ Michael J. Roche           By:        /s/ Larry McPherson
Title:     Group President                Title:     EVP Finance and Operations